UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 2, 2021
Dear Fellow Innoviva Stockholder:
I am pleased to invite you to attend Innoviva, Inc.’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Friday, May 14, 2021 in a virtual meeting format only at www.virtualshareholdermeeting.com/INVA2021. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time.
Your Board of Directors (the “Board of Directors”) is recommending a highly qualified, experienced and diverse slate of director nominees for election to the Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect six directors; (2) cast a non-binding advisory vote to approve named executive officer compensation; (3) ratify the selection of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2021; and (4) take action upon any other business as may properly come before the Annual Meeting.
The accompanying materials include the Notice of Annual Meeting of Stockholders and proxy statement (the “Proxy Statement”). The Proxy Statement describes the business that we will conduct at the Annual Meeting. It also provides information about us that you should consider when you vote your shares.
In addition to providing information about the enclosed proxy statement and our annual meeting of stockholders, I wanted to provide an update on our recently-concluded arbitration with Theravance Biopharma, Inc. (“Theravance Biopharma”) and matters related to GlaxoSmithKline plc (“GSK”), our largest stockholder and the entity from which all of our royalty revenues are derived.
In late 2020, Theravance Biopharma initiated a new arbitration proceeding against us in which it again challenged our authority as manager of Theravance Respiratory Company, LLC (“TRC”) to make strategic investments of TRC revenues to increase the long-term value of TRC. On March 30, 2021, following a full hearing, oral arguments and briefing, the arbitrator issued a final arbitration award in our favor concluding that we indeed have broad authority to make a wide range of investments to increase the long-term value of TRC. We view this as an important and validating step in our continuing efforts to effectively manage TRC and to maximize its value which complements our broader strategic focus on shareholder value creation at Innoviva. We continue to believe that making strategic investments to increase the value of TRC is in the best interests of TRC and its members.
We would expect that all Innoviva stockholders should be pleased by our efforts to create potentially significant value-enhancing optionality for all members of TRC, including Innoviva. However, on February 12, 2021, the last business day before the commencement of the arbitration hearing, GSK made a public statement opposing our efforts and supporting Theravance Biopharma in the arbitration. GSK even testified against Innoviva in the arbitration. In its public statement, GSK stated, among other things, that GSK views the pursuit of investment opportunities [by Innoviva] on behalf of TRC to be “contrary to its objective of maximizing the value of its investment.” [Emphasis Added]. In light of GSK’s various interests and positions (including in Theravance Biopharma), we are unclear as to which investment GSK is referring.
Importantly, in its public statement, GSK failed to disclose any of its relationships or interactions with Theravance Biopharma, including that it is Theravance Biopharma’s largest stockholder, and therefore could benefit from Theravance Biopharma prevailing against Innoviva in the arbitration, a benefit which is not shared by all Innoviva stockholders. We believe that it is important that all Innoviva stockholders are aware of and understand these conflicts.
We value the opinion of all Innoviva stockholders, including GSK, and have had multiple conversations with GSK. We intend to continue those conversations. We acknowledge, however, that certain individual stockholders may have interests that diverge from what is in the best long-term interests of Innoviva and all of its stockholders. We believe that the strategic growth and corporate development initiatives we have been undertaking at Innoviva, including through our ownership and management of TRC, will help to diversify Innoviva’s asset base beyond the GSK royalty streams and lessen our dependence on GSK while addressing significant unmet medical needs that affect millions of patients worldwide, such as the need for anti-infectives, and increasing long-term value for all Innoviva stockholders. Innoviva’s Board of Directors remains committed to acting in the best interest of all Innoviva stockholders.
For more information related to our relationship with GSK, including risks related to our dependence on GSK and actions that GSK may take to harm us and our stockholders, please refer to the Risk Factors described in our Annual Report on Form 10-K.
Also enclosed with these proxy materials is a proxy card and postage-paid return envelope. Proxy cards are being solicited on behalf of our Board of Directors.
Whether or not you will be able to attend the Annual Meeting, it is very important that your shares be represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed proxy card to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed proxy card.
If your brokerage firm, bank, dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker or other nominee, by following those instructions, to vote your shares on the proxy card.
Holders of shares as of the close of business on March 29, 2021, the record date for voting at the Annual Meeting, are urged to submit a proxy card, even if your shares were sold after such date.
If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.
On behalf of your Board of Directors, thank you for your continued support and interest.
Very truly yours,
Pavel Raifeld
Chief Executive Officer

Innoviva, Inc.
1350 Old Bayshore Highway, Suite 400
Burlingame, California 94010
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 14, 2021
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Innoviva, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, May 14, 2021 at 10:00 a.m., Eastern Time, in a virtual meeting format only at www.virtualshareholdermeeting.com/INVA2021 for the following purposes:
Proposal 1:	To elect six directors to serve for the ensuing year.
Proposal 2:	To approve a non-binding advisory resolution regarding executive compensation.
Proposal 3:	To ratify the selection by the Audit Committee of the Board of Directors Grant Thornton LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.
To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 29, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED PROXY CARD.
If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.
By Order of the Board of Directors
Pavel Raifeld
Chief Executive Officer
Burlingame, California
April 2, 2021
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to be held on Friday, May 14, 2021:
The Proxy Statement is available at http://investor.inva.com/proxy.cfm.

Innoviva, Inc.
1350 Old Bayshore Highway, Suite 400
Burlingame, California 94010
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement (the “Proxy Statement”) is furnished in connection with solicitation of proxies by our Board of Directors (the “Board of Directors”) for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 14, 2021 at 10:00 a.m., Eastern Time, and any postponements or adjournments thereof. The Annual Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/INVA2021. As used in this Proxy Statement, the terms “Innoviva,” the “Company,” “we,” “us,” and “our” mean Innoviva, Inc. and its subsidiaries unless the context indicates otherwise.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Innoviva, Inc. is soliciting your proxy to vote at the Annual Meeting to be held on Friday, May 14, 2021 at 10:00 a.m., Eastern Time, and any postponements or adjournments thereof. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy via telephone or on the Internet.
We intend to mail this Proxy Statement and accompanying proxy card on or about April 2, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
What is included in the proxy materials?
The proxy materials include:
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This Proxy Statement for the Annual Meeting;

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Our 2020 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2020; and

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The proxy card.

Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of March 29, 2021 (the “Record Date”). Admission will begin at 9:30 a.m., Eastern Time, on the date of the Annual Meeting at www.virtualshareholdermeeting.com/INVA2021, and you must enter the control number found on your proxy card, voting instruction form or notice to be admitted. The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 101,408,012 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), outstanding. The holders of Common Stock have the right to one vote for each share they held as of the Record Date.
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available upon email request to our investor relations department at investor.relations@inva.com.
Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote through the virtual format at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy via telephone or the Internet as instructed on your proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. If you do not provide instructions for voting the shares that you beneficially own, that organization cannot vote your shares on the election of directors (Proposal 1) or on the non-binding advisory resolution regarding executive compensation (Proposal 2). We encourage you to provide voting instructions to the brokerage firm, bank, dealer or other similar organization that is the record holder of your shares. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares through the virtual format at the Annual Meeting unless you provide a valid proxy from your broker, bank or other custodian.
What does it mean if I receive more than one proxy card?
Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.
If you have any questions regarding this information or the proxy materials, please visit our website at www.inva.com or contact our investor relations department at investor.relations@inva.com.
What am I voting on?
The following chart sets forth the proposals scheduled for a vote at the Annual Meeting, our Board of Directors recommendation with respect to such proposals, the vote required for such proposals to be approved and whether broker discretionary voting is allowed on such proposals.
Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Elect six directors to serve until the 2022 Annual Meeting of Stockholders.	FOR	Majority Votes Cast	No
Proposal 2: Approval of a non-binding advisory resolution regarding executive compensation.	FOR	Majority Votes Cast	No
Proposal 3: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021.	FOR	Majority Votes Cast	Yes
Majority Votes Cast means, with respect to Proposal 1, that the number of votes cast “FOR” a director’s election exceeds 50% of the votes cast with respect to that director’s election and, with respect to Proposals 2 and 3, that the proposal would be approved if it receives an affirmative majority of the votes cast. For this purpose, votes cast shall exclude abstentions and broker non-votes.
Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

In an uncontested election of directors, such as Proposal 1, our Bylaws mandate that directors be elected by a majority vote of votes cast, as described below under “ELECTION OF DIRECTORS — MAJORITY VOTING BYLAW.” In contested elections, our Bylaws mandate that directors be elected by a plurality vote. For purposes of our Bylaws, a contested election is any election of directors for which our Secretary determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. Our Secretary has determined that the election at the Annual Meeting is an uncontested election. Accordingly, the provisions of our Bylaws relating to majority voting for directors in uncontested elections will be applicable to the Annual Meeting.
Pursuant to our Bylaws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by January 25, 2021. We did not receive any such nominations and no other nominations for election to our Board of Directors may be made by stockholders at the Annual Meeting.
If for some reason any of the Board of Directors’ nominees are unable to serve, or for good cause will not serve, if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board of Directors and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board of Directors’ remaining nominees. As of the date of the Notice of Annual Meeting of Stockholders, we know of no reason why any of the Board of Directors’ nominees would be unable or for good cause unwilling to serve as a director if elected.
How do I vote?
With regard to the election of directors (Proposal 1), you may (i) vote “For” the six nominees to the Board of Directors, (ii) vote “Against” the election of one or more of the nominees and vote “For” the remaining nominees, (iii) vote “Against” all of the nominees or (iv) withhold your authority to vote for any nominee you specify. You may not vote your proxy “For” the election of any persons in addition to the six named nominees. For Proposals 2 and 3, you may vote “For” or “Against” or abstain from voting. We do not have cumulative voting rights for the election of directors. The procedures for voting are explained below.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote by using the enclosed proxy card, vote by proxy on the Internet or by telephone, or vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote through the virtual format if you have already voted by proxy.
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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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To vote on the Internet, please follow the instructions provided on your proxy card.

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To vote by telephone, please follow the instructions provided on your proxy card.

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To vote at the Annual Meeting, join the Annual Meeting and follow the instructions received.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent as of the Record Date, you should have received instructions for granting proxies with these proxy materials from that organization rather than from us. A number of brokers and banks enable beneficial holders to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker. To vote at the Annual Meeting, you must provide a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the Record Date.
What if I return a proxy card but do not make specific choices?
If you return a signed proxy card without marking any voting selections, your shares will be voted (1) “For” the election of each of the six nominees for director, (2) “For” approval of the non-binding advisory resolution regarding executive compensation and (3) “For” ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2021.
If you are not a record holder (i.e., your shares are held through a broker, bank, brokerage firm, dealer or other similar organization), your broker is required to vote such shares in accordance with the instructions you provide. If you do not give instructions to your broker, your broker will not be able to vote your shares with respect to the election of directors (Proposal 1) or on the non-binding advisory resolution regarding executive compensation (Proposal 2).
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
How are votes counted?
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes, if any. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for any of the proposals on the agenda. Broker non-votes, if any, as described in the next paragraph, have no effect and will not be counted toward the vote total for any of the proposals on the agenda. Broker non-votes will be counted toward the quorum requirement.
If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current broker voting rules, any election of a member of the Board of Directors, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Each of the proposals other than Proposal 3 are “non-discretionary” and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on Proposals 1 or 2 unless you provide voting instructions to the record holder.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of four ways:
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You may change your vote using the Internet or telephone methods described above prior to the Annual Meeting, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted.

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You may submit another properly completed proxy card with a later date.

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You may send a written notice that you are revoking your proxy to our investor relations department at investor.relations@inva.com.

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You may attend the Annual Meeting through the virtual format at www.virtualshareholdermeeting.com/INVA2021 and vote. If you are not a record holder of shares, you must provide a “legal” proxy from the record holder in order to vote your shares through the virtual format at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — Proposal 3 (to ratify the appointment of Grant Thornton LLP). Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: Proposal 1 (the election of directors) or Proposal 2 (the advisory resolution regarding executive compensation). Please note that brokers may not vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if a majority of all shares outstanding on the Record Date, are represented at the Annual Meeting by stockholders present either through the virtual format at the Annual Meeting or by proxy. On the Record Date, there were 101,408,012 shares of Common Stock outstanding and entitled to vote. Thus, 50,695,141 shares must be represented by stockholders present either through the virtual format at the Annual Meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote through the virtual format at the Annual Meeting. Abstentions and any broker non-votes will be counted toward the quorum requirement.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Innoviva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published, if available, on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the end of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to report preliminary results, and to file an amendment to such Form 8-K to report the final results within four business days after the final results are known to us.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We intend to engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

What does it mean if multiple members of my household are stockholders but we only received one set of proxy materials in the mail?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice of Annual Meeting of Stockholders and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our investor relations department at investor.relations@inva.com. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
When are stockholder proposals due for next year’s Annual Meeting?
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and be received by the Corporate Secretary of the Company on or before December 2, 2021. If you wish to submit a proposal to be presented at the 2022 annual meeting of stockholders but which will not be included in the Company’s proxy materials, your Solicitation Notice, as defined in our Bylaws, must be received by the Corporate Secretary of the Company at Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, Attention: Corporate Secretary, no earlier than January 17, 2022 and no later than February 16, 2022. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Innoviva’s current Bylaws may be found on the corporate governance subsection of the investor relations section of our corporate website at “www.inva.com.”
Is there any other information that may be important to stockholders?
In late 2020, Theravance Biopharma initiated a new arbitration proceeding against us in which it again challenged our authority as manager of Theravance Respiratory Company, LLC (“TRC”) to make strategic investments of TRC revenues to increase the long-term value of TRC. On March 30, 2021, following a full hearing, oral arguments and briefing, the arbitrator issued a final arbitration award in our favor concluding that we indeed have broad authority to make a wide range of investments to increase the long-term value of TRC. We view this as an important and validating step in our continuing efforts to effectively manage TRC and to maximize its value which complements our broader strategic focus on shareholder value creation at Innoviva. We continue to believe that making strategic investments to increase the value of TRC is in the best interests of TRC and its members.
We would expect that all Innoviva stockholders should be pleased by our efforts to create potentially significant value-enhancing optionality for all members of TRC, including Innoviva. However, on February 12, 2021, the last business day before the commencement of the arbitration hearing, GlaxoSmithKline plc (“GSK”) made a public statement opposing our efforts and supporting Theravance Biopharma in the arbitration. GSK even testified against Innoviva in the arbitration. In its public statement, GSK stated, among other things, that GSK views the pursuit of investment opportunities [by Innoviva] on behalf of TRC to be “contrary to its objective of maximizing the value of its investment.” [Emphasis Added]. In light of GSK’s various interests and positions (including in Theravance Biopharma), we are unclear as to which investment GSK is referring.
Importantly, in its public statement, GSK failed to disclose any of its relationships or interactions with Theravance Biopharma, including that it is Theravance Biopharma’s largest stockholder, and therefore could benefit from Theravance Biopharma prevailing against Innoviva in the arbitration, a benefit which is not shared by all Innoviva stockholders. We believe that it is important that all Innoviva stockholders are aware of and understand these conflicts.

We value the opinion of all Innoviva stockholders, including GSK, and have had multiple conversations with GSK. We intend to continue those conversations. We acknowledge, however, that certain individual stockholders may have interests that diverge from what is in the best long-term interests of Innoviva and all of its stockholders. We believe that the strategic growth and corporate development initiatives we have been undertaking at Innoviva, including through our ownership and management of TRC, will help to diversify Innoviva’s asset base beyond the GSK royalty streams and lessen our dependence on GSK while addressing significant unmet medical needs that affect millions of patients worldwide, such as the need for anti-infectives, and increasing long-term value for all Innoviva stockholders. Innoviva’s Board of Directors remains committed to acting in the best interest of all Innoviva stockholders.
For more information related to our relationship with GSK, including risks related to our dependence on GSK and actions that GSK may take to harm us and our stockholders, please refer to the Risk Factors described in our Annual Report on Form 10-K.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors currently consists of six directors, following the March 9, 2021 appointment of Deborah L. Birx, M.D., who most recently served as the response coordinator of the White House Coronavirus Task Force. Dr. Birx’s career highlights also include having served as Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy. Dr. Birx also served as the U.S. Global AIDS Coordinator where she oversaw the President’s Emergency Plan for AIDS Relief (PEPFAR) at the CDC and as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research.
The six nominees for election to the Board of Directors at the Annual Meeting, and their ages as of the Record Date, their positions and offices held with the Company and certain biographical information are set forth below. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.
The Board of Directors unanimously recommends that you vote “FOR” all of the Board of Directors’ nominees.
Each director to be elected will hold office until the next annual meeting of stockholders, or until the director’s death, resignation or removal or until they are replaced. All of the nominees listed below are currently directors of the Company and their nomination has been recommended by the Nominating/Corporate Governance Committee and approved by the Board of Directors. It is our policy to encourage nominees for director to attend the Annual Meeting. Generally, we schedule our annual meeting of stockholders on the same day as a meeting of our Board of Directors to facilitate attendance by the director nominees. All of our five directors serving as of our 2020 annual meeting attended the meeting.
All of the nominees named in this Proxy Statement have been nominated by our Board of Directors to be elected by holders of our Common Stock and each person nominated for election has agreed to serve if elected. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute.
NOMINEES
Name	Age	Positions and Offices Held With the Company
George W. Bickerstaff, III	65	Director
Deborah L. Birx, M.D.	64	Director
Mark A. DiPaolo, Esq.	50	Director
Jules Haimovitz	70	Director
Odysseas D. Kostas, M.D.	46	Director
Sarah J. Schlesinger, M.D.	61	Director
We have determined that each of these director nominees possesses the requisite communication skills, personal integrity, business judgment, ability to make independent analytical inquiries, and willingness to devote adequate time and effort necessary to serve as an effective member of the Board of Directors. Other specific experiences, qualifications, attributes or skills of nominees that contributed to our conclusion that the nominees should serve as directors are noted below.
George W. Bickerstaff III has served as a member of our Board of Directors since December 2017 and Chairperson of our Board of Directors since December 2020. Mr. Bickerstaff is currently the chair of the Audit Committee of the Board of Directors (the “Audit Committee”) and a member of the Compensation Committee of the Board of Directors (the “Compensation Committee”). He currently serves as a Managing Director of M.M. Dillon & Co., LLC, an investment banking firm. Prior to joining M.M. Dillon & Co.,

LLC, Mr. Bickerstaff held various positions with Novartis International AG, a global leader in pharmaceuticals and consumer health, including Chief Financial Officer of Novartis Pharma AG. Prior to joining Novartis, Mr. Bickerstaff was the Chief Financial Officer of IMS Health, Division of Dun & Bradstreet. Mr. Bickerstaff currently serves on the board of directors of CareDx, Inc. and Cardax, Inc. Mr. Bickerstaff previously served on the board of directors of Axovant Sciences Ltd, Inovio Pharmaceuticals, Inc. and ARIAD Pharmaceuticals, Inc. until it was acquired by Takeda Pharmaceutical Company Limited in February 2017. Mr. Bickerstaff has demonstrated leadership in his field, his understanding of our industry and his senior management experience contributed to our conclusion that he should serve as a director.
Deborah L. Birx, M.D. has served as a member of our Board of Directors since March 2021 and is currently a member of the Audit Committee and the Nominating/Corporate Governance Committee of the Board of Directors (the “Nominating/Corporate Governance Committee”). Dr. Birx most recently served as the response coordinator of the White House Coronavirus Task Force, where she made recommendations to vice president using data integration to drive decision making, as well as worked closely with state officials across the country to provide state-specific advice and guidance. In 2014, Dr. Birx became an Ambassador-at-Large, when she assumed the role of the Coordinator of the United States Government Activities to Combat HIV/AIDS and U.S. Special Representative for Global Health Diplomacy, a position she served in until January 2021. As the U.S. Global AIDS Coordinator, Dr. Birx oversaw the President’s Emergency Plan for AIDS Relief (PEPFAR), the largest commitment by any nation to combat a single disease in history, at the CDC as well as all U.S. Government engagement with the Global Fund to Fight AIDS, Tuberculosis and Malaria. From 2005 until 2014, Dr. Birx served successfully as the Director of CDC’s Division of Global HIV/AIDS (DGHA) in the CDC Center for Global Health. From 1996 until 2005, she served as the Director of the U.S. Military HIV Research Program (USMHRP) at the Walter Reed Army Institute of Research. During this time, she also rose to the rank of Colonel. Then known as Colonel Birx, she was awarded two prestigious U.S. Meritorious Service Medals and the Legion of Merit Award for her groundbreaking research, leadership and management skills during her tenure at the DoD. In 1985, Dr. Birx began her career with the Department of Defense (DoD) as a military trained clinician in immunology, focusing on HIV/AIDS vaccine research. Dr. Birx has published over 230 manuscripts in peer-reviewed journals, authored nearly a dozen chapters in scientific publications, as well as developed and patented vaccines. She received her medical degree from the Hershey School of Medicine, Pennsylvania State University in 1980 and her B.S. from Houghton College in 1976. Dr. Birx is board certified in internal medicine, allergy and immunology, and diagnostic and clinical laboratory immunology. Dr. Birx is a world renowned medical expert and leader whose long career has focused on clinical and basic immunology, infectious diseases, pandemic preparedness, vaccine research, and global health and her extensive knowledge of the field contributed to our conclusion that she should serve as a director.
Mark A. DiPaolo, Esq. has served as a member of our Board of Directors since February 2018. Mr. DiPaolo has been a Senior Partner and the General Counsel of Sarissa Capital Management LP, a registered investment advisor, since May 2013. Sarissa Capital Management LP focuses on improving the strategies of companies to enhance shareholder value. From 2005 — 2013, Mr. DiPaolo served as a senior member of Icahn Capital’s investment team, working on all aspects of Carl Icahn’s activist investment strategy. Prior to working with Icahn Capital, Mr. DiPaolo was an attorney with Willkie Farr & Gallagher LLP. From August 2017 to September 2018, Mr. DiPaolo previously served as a member of the board of directors of Novelion Therapeutics, Inc., a publicly traded biopharmaceutical company. Mr. DiPaolo received his B.A. degree from Fordham University and his J.D. degree from Georgetown University. Mr. DiPaolo’s substantial experience in operations, transactions, law and corporate governance and knowledge of our field contributed to our conclusion that he should serve as a director.
Jules Haimovitz has served as a member of our Board of Directors since February 2018 and is currently a member of the Audit Committee, the chair of the Compensation Committee and a member of the Nominating/Corporate Governance Committee of the Board of Directors. Mr. Haimovitz is currently President of Haimovitz Consulting, Inc. He previously served as a member of the board of directors of Ariad Pharmaceuticals, where he was also a member of its audit committee; Dial Global, Inc., where he was also member of its audit committee; and Imclone Pharmaceuticals, where he served as chairperson of its audit committee. Mr. Haimovitz has also served as Chief Executive Officer or Chief Operating Officer of the following companies: Spelling Entertainment, Inc., King World Productions and VJN, Inc. Mr. Haimovitz holds a B.S. and M.A. degree in Mathematics from Brooklyn College. Mr. Haimovitz has demonstrated leadership in his field, his knowledge of financial and financing matters and his prior board service contributed to our conclusion that he should serve as a director.
Odysseas D. Kostas, M.D. has served as a member of our Board of Directors since December 2017 and was Chairman of the Board of Directors from April 2018 until December 2020. He is a Partner and Senior Managing Director at Sarissa Capital Management LP, which he joined in 2016. Sarissa Capital Management LP focuses on improving the strategies of companies to enhance shareholder value. From 2011-2015, Dr. Kostas was at Evercore ISI covering the biotechnology and pharmaceutical industries, most recently as a Director. Prior to joining Evercore, Dr. Kostas was a Consultant and Senior Associate Analyst at Sanford C. Bernstein and Co., Inc. Previously, he practiced internal medicine as part of the Yale New Haven Health system and engaged as a consultant to various biotechnology companies. Dr. Kostas currently serves on the board of directors of Armata Pharmaceuticals, Inc. and previously served on the board of directors of Enzon Pharmaceuticals, Inc. Dr. Kostas holds a BS from Massachusetts Institute of Technology (MIT) and a M.D. from University of Texas Southwestern Medical School. Dr. Kostas has demonstrated leadership in his field, his knowledge of our industry and experience in our industry contributed to our conclusion that he should serve as a director.
Sarah J. Schlesinger, M.D. has served as a member of our Board of Directors since February 2018 and is currently a member of the Compensation Committee and the chair of the Nominating/Corporate Governance Committee. Dr. Schlesinger is an Associate Professor of Clinical Investigation at Rockefeller University and Senior Attending Physician at Rockefeller University Hospital. Dr. Schlesinger led the Dendritic Cell section of the Division of Retrovirology at the Walter Reed Army Institute of Research and was also a member of the Division of Infectious and Parasitic Disease Pathology at the Armed Forces Institute of Pathology from 1994 to 2002. In 2002, Dr. Schlesinger rejoined Rockefeller University and began working with the International AIDS Vaccine Initiative as a Scientist in Vaccine Research and Design. Dr. Schlesinger has been a member of Rockefeller University Hospital’s Institutional Review Board (“IRB”) (Ethics Committee) since 2003 and previously served as IRB’s vice-chairperson. In 2017, she assumed the position of chairperson of the IRB. She is currently the director of the education and training programs at Rockefeller University Center for Clinical and Translational Science and serves on the Medical Staff Executive Committee of Rockefeller University Hospital. Dr. Schlesinger currently serves on the board of directors of Armata Pharmaceuticals, Inc. and the board of three non-profit organizations: the AIDS Vaccines Advocacy Coalition, Global Viral and The Hastings Center, the pre-eminent center for the study of bioethics. Dr. Schlesinger served as an independent corporate director of Ariad Pharmaceuticals from 2013 until its sale to Takeda Pharmaceutical Company Limited in 2017. Dr. Schlesinger has a B.A. from Wellesley College and a M.D. from Rush Medical College in Chicago, Illinois. Dr. Schlesinger has demonstrated leadership in her field and her substantial knowledge of our industry contributed to our conclusion that she should serve as a director.
Required Vote for Proposal 1
The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the election of each of the director nominees. You may vote “FOR” or “AGAINST” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Bickerstaff, DiPaolo and Haimovitz and Drs. Birx, Kostas and Schlesinger to the Board of Directors at the Annual Meeting, unless otherwise marked on the card. Pursuant to our Amended and Restated Bylaws, a majority of votes cast means that the number of votes cast “FOR” a director’s election must exceed fifty percent (50%) of the number of votes cast with respect to that director’s election. For this purpose, votes cast shall exclude abstentions and broker non-votes. A broker non-vote with respect to the election of a director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.
Pursuant to our Corporate Governance Guidelines, as amended, each of Messrs. Bickerstaff, DiPaolo and Haimovitz and Drs. Birx, Kostas, and Schlesinger have tendered an irrevocable, conditional resignation that will be effective only upon both (i) the failure of such director to receive the required vote at the Annual Meeting for reelection and (ii) our board of directors’ acceptance of such resignation. If any of the director nominees fail to receive the required vote for reelection, the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to accept such director’s resignation, and it will submit its recommendation for prompt consideration by our Board of Directors. The Nominating/Corporate Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. See “Election of Directors — Majority Voting Bylaw” below for more information.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE COMPANY’S NOMINEES.
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the listing standards of The Nasdaq Global Market (“Nasdaq”), a majority of the members of a Nasdaq-listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors consults with counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Management and counsel have reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth in this Proxy Statement, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors affirmatively determined that each of Messrs. Bickerstaff and Haimovitz, and Drs. Birx and Schlesinger are independent directors within the meaning of the applicable Nasdaq listing standards.
ELECTION OF DIRECTORS — MAJORITY VOTING BYLAW
Our Bylaws contain a majority voting standard in uncontested elections of directors. The majority voting standard provides that a director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. Under such a “majority voting standard,” the number of votes cast “For” the election of a nominee must exceed fifty percent (50%) of the number of votes cast with respect to that nominee’s election. Under a majority voting standard, abstentions and broker non-votes would not be counted as votes cast either “For” or “Against” a director’s election and will thus have no effect in determining whether the requisite vote had been obtained. However, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting held for the election of directors at which a quorum is present. A contested election means any election of directors for which the Secretary of the Company determined that the number of nominees for director exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such meeting. In a contested election, stockholders shall not be permitted to vote against any nominee.
Pursuant to our Corporate Governance Guidelines, as amended, the Board of Directors shall nominate for election or reelection as director only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (i) the failure to receive the required vote at the next stockholders’ meeting at which such person faces reelection and (ii) the Board of Directors’ acceptance of such resignation. In addition, the Board of Directors shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with our Corporate Governance Guidelines, as amended.
Under the Corporate Governance Guidelines, as amended, if an incumbent director fails to receive the required vote for reelection, the Nominating/Corporate Governance Committee will act on an expedited basis to determine whether to recommend that the Board of Directors accept such director’s irrevocable, conditional resignation, and the Nominating/Corporate Governance Committee shall submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors shall decide whether to accept such resignation and shall promptly disclose and explain its decision in a Current Report on Form 8-K (or successor form) filed with the SEC within ninety (90) days after the date the results of the relevant election are certified by the inspector of elections. An incumbent director whose resignation is under consideration shall abstain from participating in the Nominating/Corporate Governance Committee’s deliberations and recommendation regarding such resignation as well as the Board of Directors’ deliberations and its decision regarding such resignation. The Nominating/Corporate Governance Committee may consider any factors it deems relevant in deciding whether to recommend that the Board of Directors accept a director’s resignation. In deciding whether to accept a director’s resignation, the Board of Directors shall consider the recommendation of the Nominating/Corporate Governance Committee, the factors considered by the Nominating/Corporate Governance Committee and any additional information and factors that the Board of Directors believes to be relevant. If the incumbent director’s resignation is not accepted by the Board of Directors, he or she shall continue to serve until his or her successor is elected and qualified, or until sooner displaced. If the Board of Directors accepts such an incumbent director’s resignation or if a nominee who failed to receive the required vote is not an incumbent director, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors in accordance with the Company’s Bylaws.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Chairperson of the Board of Directors typically presides over these executive sessions. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. The following table provides membership and meeting information for each of the Board of Directors’ committees during 2020:
Director	Audit	Compensation	Nominating/ Corporate Governance
George W. Bickerstaff, III	X	X	X
Mark A. DiPaolo, Esq.		X	X
Jules Haimovitz	X	X	X
Odysseas D. Kostas, M.D.	X		X
Sarah J. Schlesinger, M.D.	X	X	X
Total meetings in fiscal year 2020	6	4	4
The following table provides membership information for each of the Board of Directors’ committees as of the Record Date:
Director	Audit	Compensation	Nominating/Corporate Governance
George W. Bickerstaff, III	X*	X
Deborah L. Birx, M.D.	X		X
Jules Haimovitz	X	X*	X
Sarah J. Schlesinger, M.D.		X	X*

*
Current Committee Chairperson.

In December 2020, Dr. Schlesinger replaced Dr. Kostas on our Audit Committee; Mr. DiPaolo departed our Compensation Committee; and Messrs. Bickerstaff and Haimovitz replaced Mr. DiPaolo and Dr. Kostas on our Nominating/Corporate Governance Committee. Dr. Birx did not serve on our Board of Directors in 2020 and accordingly was not a member of any committee at such time. In March 2021, Dr. Birx replaced Dr. Schlesinger on our Audit Committee and replaced Mr. Bickerstaff on our Nominating/Corporate Governance Committee.
Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee meets the applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee
The Audit Committee oversees our accounting practices, systems of internal controls, enterprise risk management and financial reporting processes. For this purpose, the Audit Committee performs several functions. The Audit Committee determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves all audit and permissible non-audit services provided by our independent auditors; confers with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; reviews our overall enterprise risk management framework, consults with management and the independent auditors regarding our policies governing financial risk management; reviews and discusses reports from the independent auditors on critical accounting policies used by us; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves related-person transactions in accordance with our policies and procedures with respect to related-person transactions and applicable Nasdaq rules; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles. In addition, following the execution of our strategic transaction with Sarissa Capital Management LP (“Sarissa Capital”) in December 2020, the Audit Committee assumed the responsibility to manage, on behalf of the Board of Directors, the relationship with Sarissa Capital. This includes the responsibility to make all decisions, and take all actions, under our agreements with Sarissa Capital. Our Audit Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Audit Committee are George W. Bickerstaff, III (Chairperson), Deborah L. Birx, M.D. and Jules Haimovitz. The Audit Committee met 6 times during 2020. Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Audit Committee following the expiration of the current Audit Committee members’ terms.
The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all current and prospective members of our Audit Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Board of Directors has determined that George W. Bickerstaff, III is an audit committee financial expert as defined by Item 407(d) of Regulation S-K. The Board of Directors made a qualitative assessment of Mr. Bickerstaff’s level of knowledge and experience based on a number of factors, including his educational and professional background and experience.
Compensation Committee
The Compensation Committee reviews and approves our overall compensation strategy and policies. Specifically, the Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our principal executive officer and other executive officers; approves the individual bonus programs in effect for the principal executive officer, other executive officers and key employees for each fiscal year; recommends to the Board of Directors the compensation of the directors; recommends to the Board of Directors the adoption or amendment of equity and cash incentive plans and approves the adoption of and amendments to these plans; grants stock options and other equity awards; administers our equity incentive plans and similar programs; monitors application of stock ownership guidelines; and administers, concurrently with the Board of Directors, the executive officer recoupment policy. A more detailed description of the Compensation Committee’s functions can be found in the Compensation Committee’s charter, which is published in the corporate governance section of our website at www.inva.com. The current members of the Compensation Committee are George W. Bickerstaff, III, Jules Haimovitz (Chairperson), and Sarah J. Schlesinger, M.D. All current members of the Compensation Committee are independent (as independence is defined for board members in the Nasdaq listing standards and as independence is defined for compensation committee members in the Nasdaq listing standards). Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Compensation Committee following the expiration of the current Compensation Committee members’ terms.

The Compensation Committee met 4 times during 2020. Our Chief Executive Officer does not participate in the determination of his own compensation or the compensation of directors. However, he may make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and may participate in the Compensation Committee deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.
Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board of Directors), evaluating and making recommendations to the Board of Directors concerning stockholder nominees for election as directors, reviewing and evaluating incumbent directors, recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors and advising the Board of Directors on corporate governance principles for the Company. Our Nominating/Corporate Governance Committee charter can be found on the corporate governance section of our corporate website at www.inva.com. The current members of the Nominating/Corporate Governance Committee are Deborah L. Birx, M.D., Jules Haimovitz and Sarah J. Schlesinger, M.D. (Chairperson). Prior to or promptly following the Annual Meeting, we expect the Board of Directors to appoint directors to the Nominating/Corporate Governance Committee following the expiration of the current Nominating/Corporate Governance Committee members’ terms. All current members of the Nominating/Corporate Governance Committee are independent (as independence is currently defined in the Nasdaq listing standards). The Nominating/Corporate Governance Committee met 4 times during 2020.
Our Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating/Corporate Governance Committee also considers such factors as having relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to our affairs, demonstrated excellence in his or her field, the ability to exercise sound business judgment and the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating/Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. While we do not have a formal policy on diversity, our Nominating/Corporate Governance Committee considers diversity as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, our Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating/Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board of Directors or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance

Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company, and must include information regarding the candidate and the stockholder making the recommendation as required by the Stockholder — Director Communications Policy. Our Stockholder — Director Communications Policy can be found on the corporate governance section of our website at www.inva.com.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Each of George W. Bickerstaff, III, Mark A. DiPaolo, Esq., Jules Haimovitz, and Sarah J. Schlesinger, M.D. served on the Compensation Committee during all or a portion of 2020. None of the members of the Compensation Committee during 2020 were at any time during the 2020 fiscal year (or at any other time) an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.
BOARD LEADERSHIP STRUCTURE
Mr. George W. Bickerstaff III, an independent outside director, has served as Chairperson of the Board of Directors since December 2020. Prior to that, Dr. Kostas served as chairperson. The Board Chairperson serves as chairperson for meetings of the Board of Directors and coordinates the activities of the Board of Directors, including coordinating an appropriate schedule of Board of Directors and committee meetings, developing agendas for meetings of the Board of Directors, coordinating on the quality, quantity and timeliness of information submitted by management to directors, discussing the results of the Chief Executive Officer’s performance evaluation with the Chairperson of the Compensation Committee and coordinating with the Corporate Secretary responses to questions and/or concerns from stockholders, employees or other interested parties.
Our Board of Directors has determined to separate the roles of Chairperson and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while further enabling the Chairperson of the Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairperson of the Board of Directors, particularly as our business initiatives have expanded and the Board of Directors’ oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairperson of the Board of Directors is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.
RISK OVERSIGHT MANAGEMENT
The Audit Committee reviews our overall enterprise risk management framework, including our overall risk exposures and our processes around the management and monitoring of such risks, and the allocation of responsibilities for specific risk areas across our management, the Board of Directors and committees of the Board of Directors. The Audit Committee will discuss with our management our major financial, legal, reporting and compliance risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The Compensation Committee oversees risks related to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.
MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met 17 times during 2020. Each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which such member was a director or committee member.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders interested in communicating with the Board of Directors or a particular director should send correspondence to Innoviva, Inc. at 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010, Attention: Corporate Secretary. Each communication should set forth (i) the name and address of the stockholder as it appears on the Company’s books and, if the Common Stock is held by a brokerage firm or other intermediary, the name and address of the beneficial owner of the Common Stock and (ii) the number of shares of the Company’s Common Stock that are owned of record by the record holder and beneficially by the beneficial owner. Pursuant to our stockholder-director communications policy, the Corporate Secretary has been instructed, in his/her discretion, to screen out communications from stockholders that are not related to the duties and responsibilities of the Board of Directors. If deemed an appropriate communication, the Corporate Secretary will forward such communication, depending on the subject matter, to the chairperson of a committee of the Board of Directors or a particular director, as appropriate.
CODE OF BUSINESS CONDUCT
The Company has adopted the Innoviva, Inc. Code of Business Conduct that applies to all directors, officers and employees. The Code of Business Conduct, as amended and restated on March 9, 2021, is available on the corporate governance section of our website at www.inva.com. If the Company makes any substantive amendments to the Code of Business Conduct or grants any waiver from a provision of the Code of Business Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver as required by applicable law.
Our non-employee directors receive both cash and equity compensation for services provided as a director. Equity compensation is structured as periodic grants under a program implemented under our 2012 Equity Incentive Plan (“2012 Incentive Plan”), which are non-discretionary.
During 2020, the Compensation Committee retained Aon Consulting, Inc. (“Aon”) as its independent compensation consultant to provide analyses and recommendations with respect to our director compensation programs. The Compensation Committee considered Aon’s recommendations in setting 2020 director compensation and discussed the final director compensation arrangements with Aon to ensure that the package was in-line with market norms and consistent with our overall compensation philosophy. For additional information regarding the Compensation Committee’s engagement of Aon, please see the section titled “Compensation Discussion and Analysis — Compensation Committee” beginning on page 23.
Cash Compensation. Each member of our Board of Directors who is not an employee was paid the following retainers for Board of Directors and committee service in 2020:
•
$50,000 annual retainer for service as a member of our Board of Directors;

•
an additional $25,000 annual retainer for service as the chairperson of our Board of Directors;

•
$10,000 annual retainer for service as a member of our Audit Committee;

•
an additional $15,000 annual retainer for service as the chairperson of our Audit Committee;

•
$10,000 annual retainer for service as a member of our Compensation Committee;

•
an additional $12,500 annual retainer for service as the chairperson of our Compensation Committee;

•
$5,000 annual retainer for service as a member of our Nominating/Corporate Governance Committee;

•
an additional $7,500 annual retainer for service as the chairperson of our Nominating/Corporate Governance Committee; and

•
$15,000 annual retainer for service as a member of our Special Committee.

The members of our Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board of Directors’ meetings in accordance with Company policy.
Equity Compensation. Our non-employee directors receive the following initial equity awards upon joining our Board of Directors and annual equity awards in connection with each annual meeting of stockholders:

•
Annual Equity Awards — Upon the conclusion of each regular annual meeting of stockholders, each non-employee director who continues to serve as a member of the Board of Directors is granted a restricted stock unit (“RSU”) award covering a number of shares of our Common Stock equal to $225,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. Each annual RSU award vests on the sooner of the next annual stockholder meeting or the one year anniversary of the date of grant, subject to the director’s continuous service through such date.

•
Initial Equity Awards — On the date of joining our Board of Directors, each new non-employee director is granted a one-time initial RSU award covering a number of shares of our Common Stock equal to $125,000 divided by the closing price of a share of our Common Stock on the date of grant, rounded down to the nearest whole share. This initial RSU award vests in two equal annual installments over the director’s first two years of service. In addition, the new non-employee director also receives the annual equity award described above (if joining on the date of our annual meeting of stockholders) or a pro-rated annual equity award (if joining on any other date) that vests on the sooner of the next annual stockholder meeting or the one-year anniversary of the date of grant. The size of each pro-rated annual equity award is based on the number of whole months remaining until the anniversary of the prior year’s stockholders’ meeting.

All RSU awards granted to our non-employee directors pursuant to the grant program will vest in full if the Company is subject to a change in control or the director dies while in service and will be settled in shares of our Common Stock on the vesting date. RSU awards granted to our non-employee directors pursuant to the grant program will also vest in full if the director becomes disabled while in service. Additionally, all RSU awards granted to our non-employee directors pursuant to the grant program carry dividend equivalent rights to be credited with an amount equal to all cash dividends paid on the underlying shares of our Common Stock while unvested, which are paid in cash upon vesting.
2020 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
George W. Bickerstaff, III(4)	101,712	224,996	326,708
Odysseas D. Kostas, M.D.(3)	87,717	224,996	312,713
Mark A. DiPaolo(3)	64,144	224,996	289,140
Jules Haimovitz(4)	97,785	224,996	322,781
Sarah J. Schlesinger	73,071	224,996	298,067

(1)
Includes the annual retainers earned or paid to each director.

(2)
The amounts in these columns represent the aggregate grant date fair value of stock awards granted to the director during 2020 computed in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed with the SEC on February 25, 2021 for a discussion of all assumptions made by the Company in determining the grant date fair value of our equity awards.

(3)
Cash compensation paid to Sarissa Capital Management LP.

(4)
Includes cash compensation of $15,000 paid to each Special Committee member for evaluating an investment opportunity.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
In July of 2010, the Board of Directors adopted stock ownership guidelines for non-employee directors. Pursuant to these guidelines, beginning on the later of July 20, 2015 or after five years of service, non-employee directors are expected to hold shares of our Common Stock (including RSUs, whether or not vested) with a value equal to at least three times their annual base cash retainer. The guidelines were amended in October of 2017 to increase the number of shares our non-employee directors are expected to hold to a value equal to at least ten times their annual cash retainer. Our non-employee directors have five years from the date of the amendment to comply with the increased guideline. As none of our non-employee directors have served on the Board of Directors for five years, they are not required to meet the share ownership thresholds under the guideline.
We have not adopted any practice or policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with SEC rules, stockholders are being asked to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This is commonly referred to as a “Say-On-Pay” proposal.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. As described further in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, beginning on page 21, including the “Compensation Discussion and Analysis” and the related tables and narrative, the primary goals of our compensation program are to fairly compensate employees, attract and retain highly qualified employees, motivate the performance of our employees towards, and reward the achievement of, clearly defined corporate goals, and align our employees’ long-term interests with those of our stockholders.
2020 was a strong year for Innoviva, as we met and exceeded all of the corporate goals that were set for the year. Royalty revenues grew meaningfully during the year, despite a challenging business environment, while operating expenses continued to decline, resulting in significantly higher pre-tax income and operating cash flow. We enhanced our capital allocation strategy, deploying nearly $400 million of capital across a number of promising assets, and improved the company’s strategic positioning. We ended the year with record levels of cash and investments.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to vote on the following resolution:
RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as disclosed in the 2020 Summary Compensation Table and the accompanying tables and narrative, including “Compensation Discussion and Analysis.”
This Say-On-Pay vote is advisory, and therefore not binding on our Compensation Committee or Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, however, and will carefully review and consider the voting results when evaluating our executive compensation programs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 2.
PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Grant Thornton LLP, independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the

Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Audit and Non-Audit Fees
The following table represents aggregate fees billed or to be billed to the Company for the fiscal years ended December 31, 2020 and December 31, 2019 by Grant Thornton LLP.
	Fiscal Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees(1)	$446	$278
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$446	$278

(1)
For professional services rendered for the integrated audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2020 and 2019 and the audit of internal control over financial reporting as of December 31, 2020 and 2019. For the years ended December 31, 2020 and 2019, the audit fees also include the review of quarterly financial statements included in our quarterly reports on Form 10 Q, fees for services associated with our registration statements, and accounting consultations.

All fees described above were pre-approved by the Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The Audit Committee pre-approves specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” PROPOSAL 3.
REPORT OF THE AUDIT COMMITTEE(1)
The Audit Committee has reviewed and discussed with our management the audited financial statements of the Company included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “10-K”).
The Audit Committee has also reviewed and discussed with Grant Thornton LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Grant Thornton LLP those matters required to be discussed by the auditors with the Audit Committee under Public Company Accounting Oversight Board (“PCAOB”) Audit Standard No. 1301, Communications with Audit Committees. Additionally, Grant Thornton LLP provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and discussed with Grant Thornton LLP the independent auditors’ independence.
Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 10-K for filing with the SEC.
Submitted by the following members of the Audit Committee:
George W. Bickerstaff, III, Chairperson Jules Haimovitz Dr. Sarah J. Schlesinger, M.D.

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The following table sets forth the name, age, and position of each of our executive officers as of March 29, 2021:
Name	Age	Positions Held
Pavel Raifeld	37	Chief Executive Officer
Marianne Zhen	52	Chief Accounting Officer
Pavel Raifeld, CFA, was appointed Chief Executive Officer in May 2020. Prior to his appointment, Mr. Raifeld, served on the investment team at Sarissa Capital Management LP. Earlier, he was a senior member of the healthcare investment banking team at Credit Suisse Securities (USA) LLC. Previously, Mr. Raifeld worked as a consultant, primarily specializing in advising biopharmaceutical companies, at McKinsey & Company, Inc. and The Boston Consulting Group Ltd. Mr. Raifeld earned an AB degree from Harvard University and an MBA degree from Columbia University.
Marianne Zhen, CPA, was appointed Chief Accounting Officer in July 2018 and also serves as Secretary. Ms. Zhen joined Innoviva in October 2014 as Corporate Controller. Prior to joining Innoviva, Ms. Zhen served as the Corporate Controller at Steelwedge Software Inc. from 2012 to 2014, Intelmate from 2011 to 2012 and Model N, Inc. from 2007 to 2011. Previously, Ms. Zhen served as a member of board of directors of CalCPA Peninsula/Silicon Valley Chapter. Ms. Zhen earned a Bachelor of Science degree in Business Administration with a concentration in Accounting from San Francisco State University. She is a member of the American Institute of Certified Public Accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our voting securities as of March 29, 2021 by:
•
each person known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•
our named executive officers;

•
each of our directors; and

•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The table below is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC.
This table lists applicable percentage ownership based on 101,408,012 shares of Common Stock outstanding as of March 29, 2021. Options to purchase shares of our Common Stock that are exercisable within 60 days of March 29, 2021 and RSUs that may be settled on or within 60 days of March 29, 2021 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
5% Stockholders
GlaxoSmithKline plc(2) 980 Great West Road Brentford Middlesex TW8 9GS United Kingdom	32,005,260	31.6%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	11,160,546	11.0%
Renaissance Technologies LLC(4) 800 Third Avenue New York, NY 10022	7,881,802	7.8%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	6,595,483	6.5%
Sarissa Capital Management LP 660 Steamboat Road Greenwich, CT 06830	6,414,000	6.3%
Directors and Officers
George W. Bickerstaff, III, Director(6)	87,078	*
Mark A. DiPaolo, Esq., Director(7)	58,082	*
Jules Haimovitz, Director(8)	70,282	*
Odysseas D. Kostas, M.D., Director(9)	62,078	*
Sarah J. Schlesinger, M.D., Director(10)	58,082	*

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Total Outstanding Common Stock
Deborah L. Birx, M.D., Director(11)	1,612	*
Pavel Raifeld, Chief Executive Officer(12)	62,500	*
Marianne Zhen, Chief Accounting Officer	38,399	*
All current executive officers and directors as a group (8 persons) (13)	438,113	*

*
Less than one percent.

(1)
Unless otherwise indicated, the address for each beneficial owner is c/o Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010.

(2)
As reported on Schedule 13D/A filed on February 12, 2021. The report states that GlaxoSmithKline plc has sole voting and dispositive power over all 32,005,260 shares.

(3)
As reported on Schedule 13G/A filed with the SEC on January 27, 2021. The report states that BlackRock, Inc. is a parent holding company that has beneficial ownership of the shares reported through its subsidiaries. BlackRock, Inc. has sole voting power over 10,952,342 shares and sole dispositive power over 11,160,546 shares.

(4)
As reported on Schedule 13G/A filed with the SEC on February 11, 2021. The report states that Renaissance Technologies LLC has sole voting and dispositive power over 7,881,802 shares.

(5)
As reported on Schedule 13G/A filed with the SEC on February 12, 2021. The report states that The Vanguard Group has shared voting power over 153,884 shares, sole dispositive power over 6,386,594 shares and shared dispositive power over 208,889 shares.

(6)
Includes 16,917 shares subject to RSUs that will settle within 60 days of March 29, 2021.

(7)
Includes 16,917 shares subject to RSUs that will settle within 60 days of March 29, 2021.

(8)
Includes 16,917 shares subject to RSUs that will settle within 60 days of March 29, 2021.

(9)
Includes 16,917 shares subject to RSUs that will settle within 60 days of March 29, 2021.

(10)
Includes 16,917 shares subject to RSUs that will settle within 60 days of March 29, 2021.

(11)
Includes 1,612 shares subject to RSUs that will settle within 60 days of March 29, 2021.

(12)
Includes 62,500 shares subject to stock options that will vest within 60 days of March 29, 2021. Mr. Raifeld was granted 250,000 options to purchase shares of the Company’s Common Stock, subject to vesting terms, as more fully described on page 25.

(13)
Includes an aggregate of 86,197 shares subject to RSUs and 62,500 shares subject to stock options that will vest within 60 days of March 29, 2021.

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our Common Stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.
Delinquent Section 16(a) Reports
We believe that during the fiscal year ended December 31, 2020, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and written representations from certain parties that no other reports were required.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of how our named executive officers were compensated in 2020, as well as how this compensation furthers our established compensation philosophy and objectives.
For 2020, our “named executive officers” consisted of the following individuals:
•
Pavel Raifeld, our Chief Executive Officer;1

•
Marianne Zhen, our Chief Accounting Officer;2

•
Geoffrey L. Hulme, our former interim Principal Executive Officer;3

Compensation Philosophy and Objectives
The primary goals of our executive compensation programs are to (i) fairly compensate and reward executives for performance, (ii) attract and retain highly qualified executives, and (iii) align executives’ long-term interests with those of our stockholders. We have significantly reduced our overall executive compensation costs in recent years by revamping the entire executive management team in order to reflect the unique characteristics of the Company’s business and by redesigning our compensation programs to better align compensation amounts with our executives’ actual duties and responsibilities.
Compensation Committee
Our Compensation Committee is currently comprised of three independent members of our Board of Directors. The Compensation Committee’s primary responsibilities are to review the performance of our named executive officers and to assure that our named executive officers as well as other non-executive employees are compensated effectively in a manner consistent with our compensation philosophy. Our Compensation Committee has the final discretion with respect to salary increases, annual bonuses and equity awards, but it solicits recommendations from its independent compensation consultant on Chief Executive Officer and director compensation and from Mr. Raifeld on the compensation of his direct reports and other employees generally. Mr. Raifeld is not involved in any decisions with respect to his compensation.
Since 2018, our officer composition has been completely restructured to create a very lean management team currently consisting only of Mr. Raifeld and Ms. Zhen. The Compensation Committee has established compensation programs for our named executive officers based on their actual responsibilities, relying on both the expertise of its members and the recommendations of its independent compensation consultant, as described below. This has significantly reduced the overall costs of our executive compensation programs, while at the same time providing Mr. Raifeld and Ms. Zhen with market competitive compensation.
The Compensation Committee retained Aon as its independent compensation consultant to provide market intelligence on compensation trends, views and recommendations with respect to our director compensation programs, and analyses and recommendations with respect to the amount and form of compensation provided to our Chief Executive Officer. During 2020, Aon performed director compensation advisory services on behalf of the Compensation Committee. In addition, Aon provided the Compensation Committee general market information and provided recommendations to the Compensation Committee with respect to the type and amount of compensation to offer to Mr. Raifeld in connection with his hiring as Chief Executive Officer in 2020. The Compensation Committee considered Aon’s recommendations in setting the compensation of Mr. Raifeld and discussed the final arrangements with Aon to ensure that the package was in-line with market norms and consistent with our overall compensation philosophy. The Compensation Committee did not target any specific benchmarks in determining Mr. Raifeld’s compensation and instead relied on the members’ knowledge of the market generally, as aided by Aon, and understanding of the demands of the Chief Executive Officer position.

1
Mr. Raifeld was appointed as our Chief Executive Officer effective as of May 20, 2020.

2
In her role as the Chief Accounting Officer, Ms. Zhen is our Principal Financial Officer for reporting purposes.

3
Mr. Hulme’s employment was terminated effective as of May 20, 2020.

Aon did not perform any services for the Company in 2020, other than in connection with its engagement on director and executive compensation matters. Further, no member of management or the Compensation Committee has any contractual or pecuniary arrangement with Aon. The Compensation Committee assessed the independence of Aon pursuant to the SEC rules and the Nasdaq listing standards and concluded that the engagement did not raise any conflicts of interest. In reaching this conclusion, the Compensation Committee considered all factors relevant to Aon’s independence from management. We incurred fees in 2020 in respect of Aon’s engagements totaling $15,000. The Compensation Committee approved fees for all compensation advisory services and has the sole authority to retain and dismiss its outside compensation consultant.
2020 Vote on Executive Compensation
At our 2020 annual meeting of stockholders, approximately 60.9% of our stockholders who cast a vote (disregarding those who abstained and broker non-votes) voted “For” a non-binding advisory resolution approving the compensation of our named executive officers (the “2020 Say-on-Pay Resolutions”), as disclosed in the proxy statement for that meeting. GSK, the holder of approximately 32% of our outstanding shares and the entity from which all of our revenues are derived, voted “Against” the 2020 Say-on-Pay Resolutions. If GSK’s vote was excluded, the votes “For” the 2020 Say-on-Pay Resolutions represented approximately 95% of the votes cast by our stockholders (with abstentions and broker non-votes disregarded).
In late 2020, Theravance Biopharma initiated a new arbitration proceeding against us in which it again challenged our authority as manager of TRC to make strategic investments of TRC revenues to increase the long-term value of TRC. On March 30, 2021, following a full hearing, oral arguments and briefing, the arbitrator issued a final arbitration award in our favor concluding that we indeed have broad authority to make a wide range of investments to increase the long-term value of TRC. We view this as an important and validating step in our continuing efforts to effectively manage TRC and to maximize its value which complements our broader strategic focus on shareholder value creation at Innoviva. We continue to believe that making strategic investments to increase the value of TRC is in the best interests of TRC and its members.
We would expect that all Innoviva stockholders should be pleased by our efforts to create potentially significant value-enhancing optionality for all members of TRC, including Innoviva. However, on February 12, 2021, the last business day before the commencement of the arbitration hearing, GSK made a public statement opposing our efforts and supporting Theravance Biopharma in the arbitration. GSK even testified against Innoviva in the arbitration. In its public statement, GSK stated, among other things, that GSK views the pursuit of investment opportunities [by Innoviva] on behalf of TRC to be “contrary to its objective of maximizing the value of its investment.” [Emphasis Added]. In light of GSK’s various interests and positions (including in Theravance Biopharma), we are unclear as to which investment GSK was referring.
Importantly, in its public statement, GSK failed to disclose any of its relationships or interactions with Theravance Biopharma, including that it is Theravance Biopharma’s largest stockholder, and therefore could benefit from Theravance Biopharma prevailing against Innoviva in the arbitration, a benefit which is not shared by all Innoviva stockholders. We believe that it is important that all Innoviva stockholders are aware of and understand these conflicts.
We value the opinion of all Innoviva stockholders, including GSK, and have had multiple conversations with GSK. We intend to continue those conversations. We acknowledge, however, that certain individual stockholders may have interests that diverge from what is in the best long-term interests of Innoviva and all of its stockholders. We believe that the strategic growth and corporate development initiatives we have been undertaking at Innoviva, including through our ownership and management of TRC, will help to diversify Innoviva’s asset base beyond the GSK royalty streams and lessen our dependence on GSK while addressing significant unmet medical needs that affect millions of patients worldwide, such as the need for anti-infectives, and increasing long-term value for all Innoviva stockholders. Innoviva’s Board of Directors remains committed to acting in the best interest of all Innoviva stockholders.
Despite its vote against the 2020 Say-on-Pay Resolutions, GSK has not expressed to us any concerns, either general or specific, about our compensation policies or programs. Indeed, GSK’s public statement notes the “improvements in [Innoviva’s] cost base achieved over the last several years.” Based on GSK’s lack of objection to our compensation policies and GSK’s other interests and conflicts, as well as a review of the substantial cost cutting measures undertaken in recent years and the overwhelming support of the 2020 Say-on-Pay Resolutions by our non-GSK stockholders, our Compensation Committee determined that no major changes to our compensation policies or practices were required during 2020 on account of our stockholders vote on the 2020 Say-on-Pay Resolutions.
Principal Elements of Compensation
Base Salaries
Base salaries are set to reflect compensation commensurate with the individual’s current position. The salaries for our named executive officers were established based on the underlying scope of their respective responsibilities. The initial compensation for Mr. Raifeld was negotiated as part of his appointment as our Chief Executive Officer and was included in his offer letter. From time to time, salaries may be adjusted to reflect promotions, increases in responsibilities and competitive considerations. In 2020, the Compensation Committee approved a 3.5% cost of living adjustment to the base salaries of all employees other than the Chief Executive Officer.
Annual Cash Incentive Compensation
Mr. Raifeld’s target bonus percentage for 2020 was set at 60% of his base salary upon appointment as our Chief Executive Officer on May 20, 2020. In connection with her promotion to Chief Accounting Officer effective July 2018, Ms. Zhen’s target bonus percentage was increased to 45% of her base salary and remained the same for 2020.
In 2020, our named executive officers continued the Company’s broad cost optimization initiatives, enhanced capital deployment and delivered strong overall performance. Our named executive officers, with the help of Mr. Raifeld beginning in May 2020, continued to drive strategic initiatives and company success in light of the global pandemic and the challenges associated with the pandemic. In recognition of Mr. Raifeld’s and Ms. Zhen’s performance in 2020 and the value added by them to the Company, the Compensation Committee determined, after considering all relevant factors including the Company’s strong overall performance, increased royalty revenues, achievement of corporate goals, and record levels of cash and investments, that Mr. Raifeld and Ms. Zhen should be paid 2020 discretionary bonuses equal to 100% of their target bonus opportunity. Mr. Raifeld’s bonus was prorated based on the number of days of his employment with the Company during 2020, as contemplated by his offer letter.
Equity Incentive Compensation
From time to time, we have granted stock options and restricted stock awards (“RSAs”) to our named executive officers. We do not use a targeted cash/equity split to set officer compensation.
As contemplated by his offer letter (as discussed in more detail below), Mr. Raifeld was granted nonstatutory stock options to purchase 250,000 shares of the Company’s Common Stock on May 20, 2020. The options granted to Mr. Raifeld are scheduled to vest over a period of four years (with the first 25% vesting on May 20, 2021 and the remainder scheduled to vest in equal quarterly installments over the next three years thereafter), provided Mr. Raifeld remains in continuous service through each vesting date.
The Company’s practice is to grant equity awards to its named executive officers in the first quarter of each year in order to closely align the executives’ pay with the Company’s stock value and overall performance. In 2020, Ms. Zhen and Mr. Hulme were granted RSAs subject to standard time-based vesting, consistent with the annual 2020 awards granted to non-executive employees. For Ms. Zhen, the 2020 RSAs are scheduled to vest over a period of four years (with the first 25% vesting on February 20, 2021 and the remainder scheduled to vest in equal quarterly installments over the next three years thereafter), subject to her continued service through each vesting date. Mr. Hulme forfeited all outstanding and unvested equity awards, including his 2020 RSAs, in connection with his termination of employment in May 2020.
Perquisites
During 2020, we did not provide any perquisites to executive officers that were not provided to all employees.

New Employment Arrangement
We entered into an offer letter with Mr. Raifeld in connection with his appointment as our Chief Executive Officer, which our Compensation Committee concluded was necessary to convince Mr. Raifeld to accept the position and afford him reasonable protection in the event that his employment is terminated without “cause.” The Compensation Committee determined that the compensation package offered to Mr. Raifeld was reasonable given his role and the current needs of the Company. The terms of Mr. Raifeld’s offer letter are described in more detail below.
Consulting Arrangement
We entered into a consulting and separation agreement with Mr. Hulme, pursuant to which we agreed that Mr. Hulme’s employment with the Company would terminate effective as of May 20, 2020 and that the Company would engage Mr. Hulme as a consultant following his employment termination through May 20, 2021 in exchange for a monthly consulting fee of $41,667. The Compensation Committee opted to pay Mr. Hulme in the form of a consulting fee in lieu of traditional severance in order to incentivize Mr. Hulme to assist in the onboarding and transition of the new Chief Executive Officer, continue to comply with his restrictive covenants and other post-termination obligations to the Company and cooperate with the Company on a go-forward basis. The amount of Mr. Hulme’s consulting fee was based on his annual base salary and target annual bonus opportunity as in effect prior to his termination. The terms of Mr. Hulme’s consulting and separation agreement are described in more detail below.
Corporate Governance Policies
We have the following corporate governance policies that complement our executive compensation program:
Our Stock Ownership Guidelines that were adopted in February 2012 require each of our executive officers to own shares and share equivalents equal in value to a multiple of base salary, specifically six times salary for the CEO and two times salary for the other executive officers. Officers are required to be in compliance with these guidelines by the five-year anniversary of the adoption of the guidelines, or, if later, by the five-year anniversary of their commencement of service as an executive officer. Thereafter, compliance will be measured annually. If, at the compliance measurement date, the executive officer does not meet the guideline, then until such officer is in compliance, he or she will be expected to hold 50% of the after-tax shares acquired thereafter, whether by option exercise, vesting or settlement of equity awards, or an open-market purchase. Mr. Raifeld’s and Ms. Zhen’s service as an executive officer of the Company commenced on May 20, 2020 and July 27, 2018, respectively, and therefore they are not yet required to meet the share ownership thresholds under the guideline.
Our Recoupment Policy, or clawback policy, permits the Company to recoup a portion of executive officers’ cash bonuses in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, to the extent that the bonus is earned based on financial metrics that are the subject of the restatement.

COMPENSATION COMMITTEE REPORT1
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the following members of the Compensation Committee:
George W. Bickerstaff, III
Jules Haimovitz
Sarah J. Schlesinger, M.D.
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by, or paid to our named executive officers for fiscal years 2020, 2019 and 2018.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Pavel Raifeld Chief Executive Officer	2020	222,000(5)	132,968	—	1,570,000	—	19,000	1,943,968
Marianne Zhen Chief Accounting Officer	2020	284,625	128,081	124,996	—	—	21,167	558,869
	2019	275,000	123,750	125,001	—	7,500	20,667	551,918
	2018	239,602	77,524	124,946	—	15,000	20,333	477,405
Geoffrey L. Hulme Interim Principal Executive Officer	2020	120,319(6)	—	224,996(7)	—	—	370,927(8)	716,242
	2019	300,000	180,000	355,768	—	—	20,667	856,435
	2018	184,375	110,323	—	—	—	7,500	302,198

(1)
Includes amounts deferred by the officer pursuant to our 401(k) plan.

(2)
Includes discretionary annual bonus amounts paid to the officers. As a result of Mr. Hulme’s termination of employment on May 20, 2020, Mr. Hulme did not receive an annual bonus for 2020.

(3)
The amounts reported in the “Stock Awards” column represent the RSAs granted to Ms. Zhen and Mr. Hulme and the amount reported in the “Option Awards” column represent the stock options granted to Mr. Raifeld. In each case, the aggregate grant date fair value of options or stock awards granted to the officers in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 7 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on February 25, 2021 for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards.

(4)
The amounts for Mr. Raifeld and Ms. Zhen in this column reflect a 401(k) matching contribution made by the Company, which was provided to our named executive officers on the same basis as it was provided to all other regular U.S. employees.

(5)
Mr. Raifeld was appointed to serve as Chief Executive Officer on May 20, 2020. Mr. Raifeld’s annual base salary rate is $360,000.

(6)
Includes amounts paid to Mr. Hulme while serving as our interim Principal Executive Officer prior to May 20, 2020.

1
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Innoviva under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(7)
The RSAs granted to Mr. Hulme on February 3, 2020 were canceled and forfeited in connection with his termination of employment effective as of May 20, 2020.

(8)
Includes the following amounts paid to Mr. Hulme while serving as a consultant following his termination of employment on May 20, 2020: (i) $306,454, which represents the consulting fees paid to Mr. Hulme at a rate of $41,667 per month, payable monthly in arrears, (ii) $21,713, which represents the costs of Mr. Hulme’s monthly COBRA payment, and (iii) $21,593, which represents the payment of Mr. Hulme’s accrued but unused paid time off as of his termination date. This amount also includes a 401(k) matching contribution of $21,167 made by the Company.

2020 Grants of Plan-Based Awards
The following table sets forth each equity award and non-equity incentive award granted to our named executive officers during fiscal year 2020. All equity awards to our named executive officers were made under our 2012 Incentive Plan.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Pavel Raifeld	5/20/2020	—	—	—	250,000(1)	1,570,000
Marianne Zhen	2/3/2020	—	—	—	8,741(2)	124,996
Geoffrey L. Hulme	2/3/2020	—	—	—	15,734(3)	224,996

(1)
In satisfaction of the equity grant opportunity pursuant to his offer letter, Mr. Raifeld was granted 250,000 options to purchase shares of the Company’s Common Stock in May 2020 under our 2012 Incentive Plan. The first 25% of the options vest on May 20, 2021, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date.

(2)
Ms. Zhen was granted RSAs in February 2020 with time-based vesting under our 2012 Incentive Plan. 25% of the RSAs vested on February 20, 2021, and the remaining 75% of the RSAs are scheduled to vest in equal quarterly installments over the next three years, provided the holder remains in continuous service through each vesting date.

(3)
Mr. Hulme was granted RSAs in February 2020 with time-based vesting under our 2012 Incentive Plan, all of which were canceled and forfeited in connection with his termination of employment effective as of May 20, 2020.

Narrative to Summary Compensation Table and 2020 Grants of Plan-Based Awards Table
2012 Incentive Plan
The currently outstanding equity-based awards granted to our named executive officers are governed by our 2012 Incentive Plan. On May 16, 2012, our stockholders approved our 2012 Incentive Plan to promote the long-term success of the Company and the creation of stockholder value by encouraging employees, outside directors and consultants to focus on critical long-range objectives, attracting and retaining key employees, outside directors and consultants, and linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2012 Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and performance cash awards. Under the 2012 Incentive Plan, as of May 16, 2012, the Company was authorized to issue up to 6,500,000 shares of Common Stock. In addition, the number of shares of Common Stock available for issuance under the 2012 Incentive Plan is subject to increase by any shares of Common Stock subject to an award outstanding under any of our previous equity incentive plans on or after January 1, 2012 that become eligible for reuse pursuant to the share recycling provisions of the 2012 Incentive Plan, which may result in up to 12,667,411 additional shares being added to the 2012 Incentive Plan’s share reserve. As of December 31, 2020, the total number of shares of Common Stock reserved for issuance under the 2012 Incentive Plan was 4,851,655.
Pavel Raifeld
In connection with his hiring as our Chief Executive Officer, effective as of May 20, 2020, the Company and Mr. Raifeld entered into an offer letter. Mr. Raifeld’s offer letter provides for an initial base salary of $360,000 per year and annual bonus eligibility with an annual target payout of 60% of his base salary. The offer letter also provides for the grant of a nonstatutory stock option to purchase 250,000 shares of the Company’s Common Stock. Pursuant to Mr. Raifeld’s offer letter, if the Company terminates Mr. Raifeld’s employment without “cause” (other than due to his death or disability), the Company will, subject to Mr. Raifeld’s execution of a general release of claims in favor of the Company, provide Mr. Raifeld (i) continued payment of his base salary during the 6 month period immediately following the date of such termination, payable in accordance with the Company’s regular payroll practices, and (ii) continued eligibility to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the Company’s bonus program in effect at the time of termination (other than continued employment) including the achievement of any performance conditions, payable at the same time as bonuses are paid to active employees.
Marianne Zhen
In connection with her appointment as our Chief Accounting Officer, the Company and Ms. Zhen entered into a letter agreement on September 7, 2018. Ms. Zhen’s agreement provides for an initial base salary of $275,000 per year and annual bonus eligibility with an annual target payout of 45% of her base salary.
Under the terms of Ms. Zhen’s agreement, in the event that Ms. Zhen undergoes an involuntary termination (as defined in the agreement) within 3 months before or 24 months after a change in control, subject to signing a general release of claims, Ms. Zhen will be entitled to receive: (i) a lump sum payment equal to the sum of 12 months of her base salary and her current target annual bonus, (ii) a pro-rata bonus (based on the number of full months of employment completed) for the year of termination, (iii) payment by the Company of her monthly premium under COBRA until the earlier of 12 months following the month of termination, expiration of the COBRA continuation coverage or the date when she obtains new employment offering comparable health insurance coverage, and (iv) full vesting of all of her unvested restricted stock and stock option awards (collectively, “CIC Severance”). Alternatively, in the event that Ms. Zhen undergoes an involuntary termination by the Company other than for misconduct (as defined in the agreement) or by Ms. Zhen with good reason (as defined in the agreement) and such termination does not entitle Ms. Zhen to CIC Severance, then Ms. Zhen, subject to signing a general release of claims, will be entitled to receive: (i) a lump sum payment equal to the sum of 12 months of her base salary, (ii) continued eligibility to receive a pro-rata bonus (based on the number of full months of employment completed) for the year of termination, subject to the terms and conditions of the Company’s bonus program in effect at the time of termination (other than continued employment) including the achievement of any performance conditions, and (iii) payment by the Company of her monthly premium under COBRA until the earlier of 12 months following the month of termination, expiration of the COBRA continuation coverage or the date when she obtains new employment offering comparable health insurance coverage.
Geoffrey L. Hulme
Until May 20, 2020, Mr. Hulme served as our interim Principal Executive Officer pursuant to an offer letter between the Company and Mr. Hulme. Prior to his departure, Mr. Hulme’s annual base salary was $300,000 and his target discretionary annual bonus was 60% of his base salary. Mr. Hulme’s offer letter provided that if his employment was terminated by the Company for any reason other than cause, provided he executes a general release of all claims in favor of the Company, he would remain eligible to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination. Mr. Hulme’s offer letter terminated when he departed from the Company on May 20, 2020. In connection with the departure, the Company and Mr. Hulme entered into a consulting and separation agreement which provided that Mr. Hulme would not be entitled to any bonus compensation in respect of the 2020 calendar year or otherwise. For additional information regarding Mr. Hulme’s offer letter and consulting and separation agreement, please see the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 31.
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information regarding all equity awards held by each of our named executive officers as of December 31, 2020. All such awards were granted under our 2012 Incentive Plan.
		Option Awards				Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(2)
(a)		(b)	(c)	(e)	(f)	(g)	(h)
Pavel Raifeld	(3)	—	250,000	14.10	5/20/2030	—	—
Marianne Zhen	(4)	—	—			8,741	108,301
	(5)	—	—			4,586	56,821
	(6)	—	—			556	6,889
	(7)	—	—			1,938	24,012
	(8)	—	—			625	7,744
Geoffrey L. Hulme		—	—			—	—

(1)
Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock on December 31, 2020, which was $12.39. The actual value (if any) to be realized by the officer depends on whether the shares vest and the future performance of our Common Stock.

(2)
Pursuant to Ms. Zhen’s letter agreement and applicable award agreements, in the event that Ms. Zhen undergoes an involuntary termination within 3 months before or 24 months after a change in control of the Company, all unvested RSAs held by Ms. Zhen will be accelerated. For more information regarding the termination entitlements under Ms. Zhen’s letter agreement, please see the section titled “Potential Payments Upon Termination or Change in Control” beginning on page 31.

(3)
Mr. Raifeld received stock options under our 2012 Incentive Plan on May 20, 2020. The first 25% of the options vest on May 20, 2021, and the remaining 75% of the options vest in equal quarterly installments over three years thereafter, provided Mr. Raifeld remains in continuous service through each vesting date. Pursuant to Mr. Raifeld’s option agreement, in the event that Mr. Raifeld undergoes an involuntary termination within 24 months after a change in control of the Company, all unvested options held by Mr. Raifeld will be accelerated.

(4)
Mr. Zhen received RSAs under our 2012 Incentive Plan on February 3, 2020. The first 25% of the RSAs vested on February 20, 2021, and the remaining 75% of the RSAs will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(5)
Mr. Zhen received RSAs under our 2012 Incentive Plan on March 1, 2019. The first 25% of the RSAs vested on February 20, 2020, and the remaining 75% of the RSAs vested or will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(6)
Ms. Zhen received RSAs under our 2012 Incentive Plan on September 11, 2018. The first 25% of the

RSAs vested on February 20, 2019, and the remaining 75% of the RSAs vested or will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.
(7)
Ms. Zhen received RSAs under our 2012 Incentive Plan on March 2, 2018. The first 25% of the RSAs vested on February 20, 2019, and the remaining 75% of the RSAs vested or will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

(8)
Ms. Zhen received RSAs under our 2012 Incentive Plan on January 17, 2017. The first 25% of the RSAs vested on February 20, 2018, and the remaining 75% of the RSAs vested or will vest in equal quarterly installments over three years thereafter, provided Ms. Zhen remains in continuous service through each vesting date.

2020 Option Exercises and Stock Vested
The following table shows the number of shares of restricted stock held by each named executive officer that vested during the 2020 fiscal year. None of the named executive officers acquired shares upon exercise of options during fiscal year 2020.
		Stock Awards
Name	Security	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marianne Zhen	INVA	8,807	121,313
Geoffrey L. Hulme	INVA	4,587	68,347

(1)
Value realized is based on the fair market value of our Common Stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the officer.

Potential Payments Upon Termination or Change in Control
Each of Mr. Raifeld and Ms. Zhen is entitled to severance upon a qualifying termination pursuant to his or her offer letter or letter agreement, as applicable, entered into in connection with his or her appointment as Chief Executive Officer and Chief Accounting Officer, respectively. Mr. Hulme waived his right to any severance payments under his offer letter pursuant to a consulting and separation agreement entered into with the Company in connection with the termination of Mr. Hulme’s employment with the Company. For additional information regarding the offer letter, letter agreement and consulting and separation agreement with our named executive officers, please see the section titled “Narrative to Summary Compensation Table and 2020 Grants of Plan-Based Awards Table” beginning on page 28.
Pavel Raifeld
Pursuant to Mr. Raifeld’s offer letter, if the Company terminates Mr. Raifeld’s employment without “cause” (other than due to his death or disability), the Company will, subject to his execution of a general release of claims in favor of the Company, provide Mr. Raifeld (i) continued payment of his base salary during the 6 month period immediately following the date of such termination, payable in accordance with the Company’s regular payroll practices, and (ii) continued eligibility to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the Company’s bonus program in effect at the time of termination (other than continued employment) including the achievement of any performance conditions, payable at the same time as bonuses are paid to active employees. In addition to the amounts payable under his offer letter, if Mr. Raifeld is subject to an involuntary termination within 24 months after a change in control of Innoviva, he is entitled to full vesting of all unvested stock options.
If Innoviva undergoes a change in control while Mr. Raifeld is still providing services to Innoviva and his stock options are not assumed or replaced with a new award as set forth in our 2012 Incentive Plan, Mr. Raifeld is entitled to full vesting of all unvested stock options.

Marianne Zhen
Pursuant to the letter agreement entered into with Ms. Zhen in September 2018 in connection with her appointment as our Chief Accounting Officer, if she is subject to an involuntary termination within 3 months prior to or 24 months after a change in control of Innoviva, she is entitled to the following benefits provided she signs a general release of claims in favor of the Company:
•
A lump sum payment equal to 100% of her annual base salary and target bonus.

•
A pro-rata target bonus (based on the number of full months of employment completed in the year of termination) for the year of termination.

•
Payment of her monthly premium under COBRA for the shorter of 12 months, the expiration of her continuation coverage under COBRA or the date when she obtains new employment offering comparable health insurance coverage.

•
Full vesting of all of her unvested restricted stock and stock option awards.

Alternatively, Ms. Zhen’s letter agreement provides that, if Ms. Zhen’s employment is terminated by the Company other than for misconduct or by her with good reason and the termination does not otherwise entitle her to the change in control severance benefits (i.e., the termination is not within 3 months prior to or 24 months after a change in control of Innoviva), she is entitled to the following benefits provided she signs a release of claims:
•
A lump sum payment equal to 100% of her annual base salary.

•
She will remain eligible to receive a pro-rata bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions, payable at the same time as bonuses are paid to active employees.

•
Payment of her monthly premium under COBRA for the shorter of 12 months, the expiration of her continuation coverage under COBRA or the date when she obtains new employment offering comparable health insurance coverage.

Geoffrey L. Hulme
The Company terminated Mr. Hulme’s employment without cause on May 20, 2020. In connection with the termination, the Company and Mr. Hulme entered into a consulting and separation agreement. Pursuant to the consulting and separation agreement, in exchange for a mutual release of claims, full discharge of all severance, separation or termination based liabilities and obligations of the Company arising under Mr. Hulme’s offer letter with the Company and continued compliance with certain restrictive covenants, the Company agreed to pay Mr. Hulme (i) a consulting fee equal to $41,667 per month through May 20, 2021, unless the consulting period is terminated earlier by the Company, and (ii) reimbursement for the cost of his monthly COBRA premium until the later of (x) the last day of the consulting period or (y) August 20, 2020.
The following table shows the amounts and benefits that would have been payable to Mr. Raifeld and Ms. Zhen had a qualifying termination occurred on December 31, 2020 in various scenarios, including in connection with a change in control on the same date.

Name	Bonus for Year of Termination ($)	Cash Severance ($)	Vacation Payout ($)	Restricted Stock or Options that Vest ($)	Health and Welfare ($)	Total ($)
Pavel Raifeld
Termination Without Cause	132,968(1)	180,000	12,754	—	—	325,722
Involuntary Termination in Connection with a Change in Control	132,968	180,000	12,754	—(2)	—	325,722
Marianne Zhen
Termination Other than for Misconduct or Resignation for Good Reason	128,081(3)	284,625(4)	47,894	—	30,778(5)	491,378
Involuntary Termination in Connection with a Change in Control	128,081(3)	412,706(6)	47,894	203,766(7)	30,778(5)	823,225

(1)
Mr. Raifeld’s offer letter provides that, if his employment is terminated by the Company without cause, he will remain eligible to receive a pro-rata target bonus (based on the number of full months of employment completed in the year of termination) for the year of termination, subject to the terms and conditions of the bonus program, including achievement of any performance conditions.

(2)
Reflects the value of full vesting of all unvested stock options held by Mr. Raifeld. The value of the shares of Common Stock of the Company underlying Mr. Raifeld’s unvested options as of December 31, 2020, based on the closing price of $12.39 per share on December 31, 2020, is less than the aggregate exercise price of the unvested options, based on the exercise price of $14.10 per share. As a result, the vesting of all of Mr. Raifeld’s unvested stock options is valued at $0.

(3)
Reflects payment of Ms. Zhen’s 2020 annual bonus at target.

(4)
Reflects 100% of Ms. Zhen’s annual base salary ($284,625).

(5)
Reflects the cost of Ms. Zhen’s COBRA premiums for 12 months.

(6)
Reflects 100% of Ms. Zhen’s annual base salary ($284,625) and target bonus ($128,081).

(7)
Reflects the value of full vesting of all unvested restricted stock awards held by Ms. Zhen, which is equal to the value of the 16,446 unvested shares of Common Stock of the Company underlying Ms. Zhen’s restricted stock awards as of December 31, 2020, based on the closing price of $12.39 per share on December 31, 2020.

Pay Ratio Disclosure
As required by the Dodd-Frank Act and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Pavel Raifeld, our Chief Executive Officer, as of December 31, 2020:
For our fiscal year ended December 31, 2020:
•
The median of the annual total compensation of all employees (other than our Chief Executive Officer) was $300,293; and

•
The annual total compensation of Mr. Raifeld was $1,943,968 as reported in the Summary Compensation Table included elsewhere in this Proxy Statement. Since Mr. Raifeld was appointed Chief Executive Officer on May 20, 2020, we annualized his base salary and bonus as well as the disclosed value of the 401(k) matching contribution under the All Other Compensation column in the Summary Compensation Table to arrive at a value of $2,165,000 for purposes of calculating the pay ratio.

Based on this information, the ratio of the annual total compensation of Mr. Raifeld on an annualized basis for 2020 to the median of the annual total compensation of our employees was approximately 7.21 to 1.

For purposes of our 2020 pay ratio determination, $1,570,000 was included in Mr. Raifeld’s total annual compensation to represent the value of his stock option grant. Mr. Raifeld’s stock options are scheduled to vest over four years and he will not realize any value from his stock options until after 2020; however, we are required to include the full grant date value of his options for purposes of the pay ratio disclosure. If Mr. Raifeld’s stock options were excluded, the pay ratio would be approximately 1.98 to 1.
The above ratio is appropriately viewed as an estimate. To identify the median of the annual compensation of our employees, we reviewed the Box 1 Form W-2 compensation of our employees as of December 31, 2020 for the period from January 1, 2020 through December 31, 2020. As of December 31, 2020, we had four employees, excluding our Chief Executive Officer. No cost-of-living or other adjustments were made. Once we identified our “median employee” using the methodology described above, we determined that employee’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for purposes of calculating the required pay ratio.
Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,239,744(1)	$22.28(2)	5,033,354(3)
	1,239,744		5,033,354

(1)
Includes 1,155,159 shares issuable upon exercise of outstanding options and 84,585 shares issuable upon vesting of outstanding restricted stock units and restricted stock awards.

(2)
Does not take into account outstanding restricted stock units and restricted stock awards as these awards have no exercise price.

(3)
Includes 181,699 shares of Common Stock available for issuance under our 2004 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described elsewhere in this Proxy Statement, the following is a description of transactions since January 1, 2020, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
Collaborative Arrangements with GSK
LABA Collaboration
In November 2002, we entered into LABA collaboration with GSK to develop and commercialize once-daily LABA products for the treatment of COPD and asthma (the “LABA Collaboration Agreement”). For the treatment of COPD, the collaboration has developed three combination products:
•
RELVAR®/BREO® ELLIPTA® (“FF/VI”) (BREO® ELLIPTA® is the proprietary name in the U.S. and Canada and RELVAR® ELLIPTA® is the proprietary name outside the U.S. and Canada), a once-daily combination medicine consisting of a LABA, vilanterol (VI), and an inhaled corticosteroid (“ICS”), fluticasone furoate (“FF”),

•
ANORO® ELLIPTA® (“UMEC/VI”), a once-daily medicine combining a long-acting muscarinic antagonist (“LAMA”), umeclidinium bromide (“UMEC”), with a LABA, vilanterol (VI), and

•
TRELEGY® ELLIPTA® (the combination FF/UMEC/VI), a once-daily combination medicine consisting of an ICS, LAMA and LABA

As a result of the launch and approval of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the U.S., Japan and Europe, in accordance with the LABA Collaboration Agreement, we paid milestone fees to GSK totaling $220.0 million during the year ended December 31, 2014. Although we have no further milestone payment obligations to GSK pursuant to the LABA Collaboration Agreement, we continue to have ongoing commercialization activities under the LABA Collaboration Agreement, including participation in the joint steering committee and joint project committee that are expected to continue over the life of the agreement. The milestone fees paid to GSK were recognized as capitalized fees paid to a related party, which are being amortized over their estimated useful lives commencing upon the commercial launch of the products.
We are entitled to receive royalties from GSK on sales of RELVAR®/BREO® ELLIPTA® as follows: 15% on the first $3.0 billion of annual global net sales and 5% for all annual global net sales above $3.0 billion. For other products combined with a LABA from the LABA collaboration, such as ANORO® ELLIPTA®, royalties are upward tiering and range from 6.5% to 10%.
We are also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to TRC in connection with the Spin-off including TRELEGY® ELLIPTA®, which royalties are upward tiering and range from 6.5% to 10%.
2004 Strategic Alliance
In March 2004, we entered into the Strategic Alliance Agreement with GSK where GSK received an option to license exclusive development and commercialization rights to product candidates from certain of our discovery programs on pre-determined terms and on an exclusive, worldwide basis. In 2005, GSK licensed our MABA program for the treatment of COPD, and in October 2011, we and GSK expanded the MABA program by adding six additional Innoviva-discovered preclinical MABA compounds. The development program was funded in full by GSK. In June of 2020, GSK terminated the program and agreed to pay a $10.0 million termination fee to TRC. This fee was recognized as revenue from collaborative arrangements with a related party on our consolidated statements of income for the year ended December 31, 2020.

Strategic Partnership with Sarissa Capital
On December 11, 2020, we entered into a strategic partnership with Sarissa Capital designed to accelerate the execution of our strategy and enhance returns on capital. The partnership comprises (i) a strategic advisory agreement, pursuant to which and subject to the terms set forth therein Sarissa Capital will assist us in the development of our acquisition strategy and (ii) an investment by Innoviva into an investment fund managed by Sarissa Capital to enhance returns on our capital. The partnership is part of our continued focus on increasing shareholder value by diversifying our primary royalty management business that includes respiratory assets partnered with Glaxo Group Limited and optimizing our capital allocation, both through actively pursuing opportunistic acquisitions of promising companies and assets in the healthcare industry and enhancing the returns on our capital. We believe that Sarissa Capital’s strategic position in the healthcare ecosystem, differentiated investment approach and strategic acumen are highly synergistic with our capital deployment strategy and position us well for value creation.
The Partnership Agreement includes co-investment rights pursuant to which our wholly owned subsidiary Innoviva Strategic Partners (“Strategic Partners”) is entitled to invest ratably in investment opportunities presented to ISP Fund LP (the “Partnership”) (of which it is a limited partner) and other funds and accounts managed by Sarissa Capital, and capacity rights pursuant to which Strategic Partners is entitled to make additional investments into the Partnership on the same preferential terms. The partnership agreement also includes a customary “most favored nations” provision, pursuant to which and subject to certain limitations and conditions, Strategic Partners is entitled to receive the benefit of any more favorable terms or conditions (and any related negative terms or obligations) provided to investors in any other fund or account managed by Sarissa Capital or its affiliates pursuing substantially the same investment strategy.
The execution of the above described transaction was approved by a special committee of independent directors of the Board of Directors represented by independent legal, financial and other advisors. Two of our directors are partners of Sarissa Capital. Accordingly, these directors have recused themselves to date from any decisions relating to our investment in the Partnership or the transaction documents. A committee of the Board of Directors comprised solely of independent directors is exclusively responsible for any decisions related to the strategic advisory agreement or the investment with Sarissa Capital.
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board of Directors or a committee of our Board of Directors. Our Audit Committee, which has the principal responsibility for reviewing related person transactions, has adopted written policies and procedures with respect to related person transactions. In conformance with SEC regulations, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy to approve or ratify related person transactions only when our Board of Directors or a committee of our Board of Directors determines that the transaction is in, or is not inconsistent with, our and our stockholders’ best interests, including situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
Delivery of Documents to Stockholders Sharing an Address
A number of brokers with account holders who are Innoviva, Inc. stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Innoviva, Inc., 1350 Old Bayshore Highway, Suite 400, Burlingame, California 94010 Attention: Corporate Secretary or contact Pavel Raifeld, Chief Executive Officer. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks, uncertainties and assumptions. Examples of such forward-looking statements include statements relating to: prescription and market share trends, payor coverage, the strategies, plans and objectives of the Company, future purchases under the Company’s future capital return program or otherwise, and projections of revenue, expenses and other financial items. These forward-looking statements are based on the current estimates and assumptions of the management of the Company as of the date of this Proxy Statement and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization by our strategic partners of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of the Company (related to the Company’s growth strategy and corporate development initiatives beyond the Company’s existing portfolio); delays or difficulties in commencing or completing clinical studies with respect to products for which we receive royalties; the potential that results from clinical or non-clinical studies indicate product candidates for which we receive royalties are unsafe or ineffective; dependence on third parties to conduct its clinical studies with respect to products for which we receive royalties; delays or failure to achieve and maintain regulatory approvals for product candidates for which we receive royalties; risks of collaborating with third parties to discover, develop and commercialize products; significant litigation and environmental matters; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; the ability to protect and enforce the Company’s intellectual property rights; and the ability to respond to the actions of the Company’s competitors. In addition to the risks described above and in the Company’s other filings with the SEC, other unknown or unpredictable factors also could affect the Company’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.
By Order of the Board of Directors

Pavel Raifeld
Chief Executive Officer
April 2, 2021

1350 OLD BAYSHORE HIGHWAY SUITE 400BURLINGAME, CA 94010 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/INVA2021You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2021. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy card must be received no later than 11:59 p.m. Eastern Time on May 13, 2021. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D45897-P49527KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYINNOVIVA, INC. The Board of Directors recommends you vote FOR the following:1.Election of Directors Nominees: 1a. George W. Bickerstaff, III 1b. Deborah L. Birx, M.D. 1c. Mark A. DiPaolo, Esq. 1d. Jules Haimovitz 1e. Odysseas D. Kostas, M.D. 1f. Sarah J. Schlesinger, M.D. ForAgainstAbstain!!!The Board of Directors recommends you vote FORproposals 2 and 3.!!!2. Approve the non-binding advisory resolution regardingexecutive compensation.!!!3. Ratify the selection by the Audit Committee of the Boardof Directors for Grant Thornton LLP as the Company's!!!independent registered public accounting firm for thefiscal year ending December 31, 2021.!!!NOTE: Such other business as may properly come before themeeting or any adjournment thereof.!!! For Against Abstain! ! !! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.D45898-P49527INNOVIVA, INC.Annual Meeting of StockholdersMay 14, 2021THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSThe undersigned hereby appoints each of Pavel Raifeld and Marianne Zhen, with power of substitution, as proxy and attorney-in-fact and hereby authorizes each of Mr. Raifeld and Ms. Zhen to represent and vote, as provided on the other side, all the shares of Innoviva, Inc. Common Stock which the undersigned is entitled to vote, and, in his or her discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 14, 2021 or at any adjournment or postponement thereof with all powers which the undersigned would possess if present at the Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side